                                                                     EXHIBIT n.1



                        CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference of our firm under the caption "Experts" and to the use of our report dated June 4, 2003 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of the Nuveen Preferred and Convertible Income Fund 2 filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-105859) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21333).




                                              /s/ Ernst & Young LLP
                                              -------------------------
                                              ERNST & YOUNG LLP




Chicago, Illinois
August 6, 2003